    As filed with the Securities and Exchange Commission on December 22, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CEPHALON, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                   23-2484489
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation of organization)

                             145 Brandywine Parkway
                        West Chester, Pennsylvania 19380
                    (Address of principal executive offices)

   CEPHALON, INC. 2000 EQUITY COMPENSATION PLAN FOR EMPLOYEES AND KEY ADVISORS
                            (Full title of the plan)

                              John E. Osborn, Esq.
               Senior Vice President, General Counsel & Secretary
                                 Cephalon, Inc.
                             145 Brandywine Parkway
                             West Chester, PA 19380
                     (Name and address of agent for service)

                                 (610) 344-0200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               John F. Bales, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5478

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                    Proposed maximum          Proposed maximum
 Title of securities to    Number of shares to     offering price per        Aggregate offering          Amount of
     be registered          be registered (1)           share (2)                price (2)          registration fee (3)
-------------------------------------------------------------------------------------------------------------------------

Common stock,
$0.01 par value                 1,500,000               $55.6875                $83,531,250              $20,882.81
=========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on December 20, 2000, as reported on the Nasdaq National market.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum offering price multiplied by .00025.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, as filed by Cephalon, Inc. (the "Registrant" or "Cephalon") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including all material incorporated by reference therein (the "Form 10-K").

          (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 filed pursuant to
          Section 15(a) or 15(d) of the Exchange Act, including all material incorporated by reference therein.

          (c) Current Reports on Form 8-K filed with the Commission on October 18, 2000, November 3, 2000, November 28, 2000 and December 8, 2000.

          (d) Registration Statement on Form 8-A filed with the Commission on March 15, 1991, setting forth the description of the Cephalon common stock, including all material incorporated by reference therein.

          (e) Registration Statements on Form 8-A/A filed with the Comission on January 20, 1999 and August 2, 2000, containing the description of the Cephalon stockholder rights plan, including all material incorporated by reference therein.

All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

You may request a copy of these filings, at no cost, by contacting: Investor Relations, Cephalon, Inc., 145 Brandywine Parkway, West Chester, Pennsylvania 19380 (telephone number: 610-344-0200).

EXPERTS

The consolidated balance sheets of the Registrant as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this Registration Statement from the Form 10-K, together will all amendments thereto, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in auditing and accounting.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 9 of Cephalon's By-Laws provides for the indemnification of directors, officers, employees and agents of Cephalon to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Cephalon's By-laws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cephalon would have the power to indemnify him against such liability under the foregoing provision of the By-laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following is a list of exhibits filed as part of this Registration Statement.

 Exhibit Number        Description
 --------------        -----------
       5.1*            Opinion of Morgan, Lewis & Bockius LLP
      23.1*            Consent of Arthur Andersen LLP
      23.2             Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as
                       Exhibit 5.1)
      24.1*            Power of Attorney (included on signature page of this Registration Statement)
      99.1*            Cephalon, Inc. 2000 Equity Compensation Plan For Employees and Key Advisors

* Filed herewith

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on this 22nd day of December 2000.

                                        CEPHALON, INC.

                                        By: /s/ FRANK BALDINO, JR.
                                            -----------------------------------
                                            Frank Baldino, Jr., Ph.D.
                                            Chairman and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Frank Baldino, Jr. and J. Kevin Buchi, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                         TITLE                                   DATE
---------                                         -----                                   ----
/s/ FRANK BALDINO, JR.                            Chairman and Chief Executive Officer    December 22, 2000
--------------------------------------------      (Principal Executive Officer)
Frank Baldino, Jr., Ph.D.

/s/ J. KEVIN BUCHI                                Senior Vice President and Chief         December 22, 2000
---------------------------------------------     Financial Officer (Principal
J. Kevin Buchi                                    Financial and Accounting Officer)


/s/ WILLIAM P. EGAN                               Director                                December 22, 2000
--------------------------------------------
William P. Egan


/s/ ROBERT J. FEENEY                              Director                                December 22, 2000
--------------------------------------------
Robert J. Feeney, Ph.D.

/s/ MARTYN D. GREENACRE                           Director                                December 22, 2000
--------------------------------------------
Martyn D. Greenacre

/s/ DAVID R. KING                                 Director                                December 22, 2000
--------------------------------------------
David R. King

                                                  Director                                December 22, 2000
--------------------------------------------
Kevin E. Moley

/s/ HORST WITZEL, DR.-ING                         Director                                December 22, 2000
--------------------------------------------
Horst Witzel, Dr.-Ing.

                                 CEPHALON, INC.

                                      INDEX


Exhibit Number        Description
--------------        -----------
      5.1*            Opinion of Morgan, Lewis & Bockius LLP
     23.1*            Consent of Arthur Andersen LLP
     23.2             Consent of Morgan, Lewis & Bockius LLP (contained in the opinion of counsel filed as
                      Exhibit 5.1)
     24.1*            Power of Attorney (included on signature page of this Registration Statement)
     99.1*            Cephalon, Inc. 2000 Equity Compensation Plan For Employees and Key Advisors

* Filed herewith